FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2011

NEONODE INC.
(Exact name of registrant as specified in its charter)

Delaware	0-8419	94-1517641
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Linnegatan 89, SE 115 23 Stockholm, Sweden
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: + 46 8 667 17 17 — Sweden (925) 768 0620 — USA

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 28, 2011, the Registrant’s Board of Directors approved certain changes to the Registrant’s management team.   Thomas Eriksson, one of the Registrant’s founders and current Chief Executive Officer of Neonode Technologies AB, the Registrant’s wholly-owned subsidiary, was appointed the Registrant’s Chief Executive Officer, effective as of January 28, 2011, replacing Mr. Per Bystedt who has resigned from his position as the Registrant’s Chief Executive Officer, effective as of January 28, 2011.  Mr. Bystedt has assumed the role of Executive Chairman and will continue to serve as the Chairman of the Board of Directors.

Mr. Eriksson, age 41, is one of the Registrant’s founders.  He has served as a Director of the Registrant since September 15, 2009 and as the Chief Executive Officer of Neonode Technologies AB, a wholly owned subsidiary of the Registrant, since January 1, 2009.  From February 2006 through December 31, 2008, Mr. Eriksson served as the Chief Technical Officer of the Registrant.

On January 1, 2009, Mr. Eriksson, through his company, Wirelesstoys AB, entered into a consulting agreement with us whereby he earned a total of $178,000 per year for his services as the CEO of Neonode Technologies AB.  Notwithstanding Mr. Eriksson’s new position, Mr. Eriksson’s compensation will remain the same.

Mr. Eriksson is the beneficial holder of approximately 80 million shares of the Registrant’s common stock, or approximately 10.37% of the Registrant’s outstanding shares of common stock as of December 31, 2010 on a fully diluted basis, and is the beneficial owner of Wirelesstoys AB, which company is one of the three Neonode Technologies AB stockholders which participated in the December 2008 share exchange transaction with the Registrant.  As part of the share exchange transaction, Wirelesstoys AB received 151,788.17 shares of the Registrant’s Series A Preferred Stock, which shares have since been exchanged for 72,906,894 shares of the Registrant’s common stock.  On November 6, 2009, Wirelesstoys AB transferred 4,000,000 shares of the Registrant’s common stock to certain employees of the Registrant.  On October 15, 2010, the Registrant sold to Mr. Eriksson a warrant to purchase 10,000,000 shares of the Registrant’s common stock at an exercise price of $0.055 per share.  Mr. Eriksson purchased the warrant for $16,325.

A copy of the press release in connection with the above, dated January 28, 2011, is furnished as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits

            The following Exhibits are filed as part of this Report.

Exhibit Number	Description
99.1	Press Release dated January 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEONODE INC.

Date: January 28, 2011	/s/ David W. Brunton
David W. Brunton
Chief Financial Officer, Vice President, Finance and Secretary
(Principal Financial and Accounting Officer)